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                                                                   EXHIBIT 23(2)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Osmonics, Inc. on Form S-3 of our reports dated February 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Osmonics, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 8, 1996